EXHIBIT 10.3

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), is entered into as of 10 Nov. 2016, by and among Imagion Biosystems, Inc., a Nevada corporation (the “Company”), Manhattan Scientifics, Inc., a Delaware corporation and the sole owner of shares of the Company (the “Parent”) and the investors listed on the Investor Signature Pages attached hereto as Exhibit A (collectively, the “Investors”). Each party to this Agreement is referred to herein as a “Party,” and they are referred to collectively as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company Promissory Notes for a cash purchase price of up to an aggregate principal amount of $500,000; and

NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Closing” means the closing of the transactions contemplated herein, which shall take place in accordance with the terms of Section 2 of this Agreement.

“Note” means each Promissory Note in the form attached hereto as Exhibit B.

“Subscription Amount” means such amount as each Investor is determining to invest on a particular Closing Date hereunder.

“Transaction Documents” means this Agreement, the Investor Signature Pages attached hereto as Exhibit A, the Note, and all other certificates, documents, agreements, and instruments delivered to the Investor under or in connection with this Agreement.

2. SALE AND ISSUANCE OF NOTES; CLOSING; COVENANTS.

2.1 Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement and upon receipt of the Subscription Amount, each of the Investors agree to purchase at the Closings, and the Company agrees to sell and issue to each of the Investors at the Closings, its portion of the Notes as set forth in the corresponding Investor Signature Page.

2.2 The Closing. The purchase and sale of the Notes shall be consummated at one or more Closings, which are to take place at the Company’s offices, or at such other place as the Parties shall mutually agree, upon the satisfaction of all the conditions to Closing set forth in this Agreement. The “Closing Date” shall be the date that the Investor’s funds—such representing the amount due to the Company for the Subscription Amount—are transmitted by wire transfer to or for the benefit of the Company.

2.3 Deliveries.

2.3.1. Items to be delivered to the Investor at the Closing by the Company. Each Investor’s obligations under this Agreement at each Closing, as applicable and to the extent not previously delivered, are conditioned upon the following closing conditions and deliveries:

2.3.1.1 The Company shall deliver or cause to be delivered to each Investor this Agreement duly executed by the Company;

2.3.1.2 The Company shall deliver or cause to be delivered to each Investor the applicable Note(s);

1

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

2.3.1.3 The Company shall deliver to the Investors an irrevocable proxy of the form in the attached Exhibit, executed by Manhattan Scientifics, Inc., granting the Investors proxy to vote all shares of the Company held by Manhattan Scientifics, Inc., and a Voting Agreement executed by the Company and by Manhattan Scientifics, Inc. in the form of the attached Exhibit, providing the Investors with the right to designate 4 directors and Manhattan Scientifics, Inc., the power to designate 1 director;

2.3.1.4 The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects as of the relevant Closing Date, and all obligations, covenants, and agreements of the Company required to be performed at or prior to the relevant Closing Date shall have been performed.

2.3.2 Items to be delivered to the Company at the Closing by the Investors. The Company’s obligations under this Agreement and at each Closing, as applicable and to the extent not previously delivered, are conditioned on the following closing conditions and deliveries:

2.3.2.1 Each Investor shall deliver or cause to be delivered to the Company and the Parent the Investor Signature Page duly executed by the Investor;

2.3.2.2 Each Investor shall deliver or cause to be delivered the Subscription Amount via wire transfer to the Company;

2.3.4.3 A Voting Agreement executed by the Investor, in the form of the attached Exhibit, providing the Investors with the right to designate 4 directors and Manhattan Scientifics, Inc., the power to designate 1 director;

2.3.2.5 Each Investor’s representations and warranties set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the relevant Closing Date, and all obligations, covenants, and agreements of such Investor required to be performed at or prior to the relevant Closing Date shall have been performed.

2.4 Covenants.

2.4.1 Affirmative Covenants.

2.4.1.1 Within 45 days of the end of each fiscal quarter, the Company shall deliver to the Investors (under appropriate confidentiality restrictions) unaudited quarterly financial reports (balance sheet, income statement and statement of cash flows). In addition, the Company shall permit each Investor to inspect the books and records of the Company on reasonable prior written notice.

2.4.1.2 Prior to the initial Closing Date and prior to the commencement of each fiscal year, the Company shall deliver to the Investors a business plan and budget approved by its board of directors. The Company shall operate in accordance with such business plan and shall not materially deviate from such business plan and budget .

2.4.1.3 The Company shall preserve and maintain in good standing its existence as a corporation under the laws of the State of Nevada and to comply in all material respects with all applicable federal, state, and local laws and regulations.

2.4.1.4 The Company shall as soon as practicable provide notice to the Investors or any fact, event, matter or circumstance that could be expected to have a Material Adverse Effect.

2.4.1.5 The Company shall use the proceeds from the Subscription Amount for the payment of expenses related to the Company’s cancer detection technologies and the Company’s general corporate purposes.

2

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

2.4.2 Negative Covenants.

2.4.2.1 The Company shall not incur or agree to incur any indebtedness for borrowed money or financed equipment, or any sort of trade debt, other than subordinated indebtedness on terms satisfactory to the Investors which does not exceed $50,000 in the aggregate from a single transaction or a series of related transactions and which does not exceed $250,000 in the aggregate in any 12-month period, without first obtaining the written approval of the Investors, nor shall the Company voluntarily incur or permit to exist any lien, security interest or other encumbrance on any of the Company’s assets without first obtaining the written approval of the Investors.

2.4.2.2 The Company shall not without the prior written consent of the Investors (i) pay any dividend or make any distribution on, or purchase, redeem, or retire, any Units (as defined herein) or any warrants, options, or other rights to reacquire any such Units; (ii) dispose of any assets other than in the ordinary course of business; (iii) issue additional equity or (iv) make any capital expenditure or other investments in assets which are not specifically referenced in the business plan.

2.4.2.3 As long as any Note(s) remain outstanding, unless the Investors shall otherwise consent in writing, the Company shall not, directly or indirectly (a) amend its charter documents in any manner that adversely affects any rights of the Investors; or (b) pay dividends on any equity securities of the Company.

2.5. Parent relationship. The Parent is not an obligor or guarantor of the Note(s).

2.6 Subordination. The Note(s) shall be deemed pari passu to any other note issued pursuant to this Agreement, the date of issuance of such note(s) notwithstanding. All obligations of the Company under the Note(s), this Agreement and any other agreement or other document executed in connection therewith (collectively, the “Note Transaction Documents”), including the Principal Amount, accrued interest and fees and expenses due to the Holder pursuant to the Note(s), shall be subordinate to all obligations of the Company under the Convertible Notes (together with any replacement notes issued therefor, the “Senior Notes”) issued by the Company’s predecessor, Senior Scientific, LLC, to Raymond A. Mason, William B. Jones, and Ferdinand J. Crovato Trust (together and including their successors and assigns, the “Senior Lenders”), the Convertible Note Purchase Agreement, dated as of April 3, 2013, as amended (the “Senior Agreement”), and the other Transaction Documents (as defined in the Senior Agreement), as amended, including all obligations of the Company under any promissory notes issued in amendment, restatement or replacement of the Senior Notes (together, the “Senior Debt”), until all of the Senior Debt shall have been indefeasibly paid in full in cash and extinguished and all amounts due to the Senior Lenders have been repaid. Notwithstanding the foregoing, the Company may repay the Note(s) in full immediately prior to, and contingent on, an IPO of the Company on the Australian Stock Exchange, provided that if the Note(s) are prepaid and such IPO does not occur within one Business Day of such repayment, the Holder(s) shall return to the Company the proceeds of such repayment in full as if such prepayment had not occurred. Any existing and hereafter acquired liens and security interests of the Senior Lenders in any collateral securing all or any portion of the Senior Debt shall be senior, regardless of the time or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of the Holder of the Note(s) (or any agent therefor) in the collateral, if any, securing all or any portion of the obligations hereunder. The subordination is for the benefit of, and shall be enforceable directly by, the Senior Lenders, and that each Senior Lender shall be deemed to have consented to the issuance of the Note(s) by the Company in reliance upon the covenants and provisions contained in the Note(s). Until the Senior Debt has been indefeasibly paid in full in cash and all amounts due to the Senior Lenders have been repaid, neither the Company nor any other Person on its behalf shall make any payment of any kind or character with respect to any obligations on the Note(s) or the Note Transaction Documents. In the event that any payment is received by a Holder in violation of the provisions hereof, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Lenders for application to the payment of Senior Debt. In addition, until the Senior Debt has been indefeasibly paid in full in cash and extinguished and all amounts due to the Senior Lenders have been repaid, the Holder(s) shall not take any collection action or enforcement action, or exercise any rights or remedies, with respect to the Note(s) or any Note Transaction Document. The Senior Lenders shall be deemed third party beneficiaries of this section with the power to enforce such provisions from time to time.

3

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE PARENT. The Company hereby represents and warrants to the Investor and agrees as follows:

3.1 Organization and Qualification. The Company is a corporation duly formed, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or in default of any of the provisions of its organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of this Agreement or any other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company, taken as a whole , or (iii) a material adverse effect on the ability of the Company to perform in any material respect on a timely basis its obligations under this Agreement or any other Transaction Document, and no legal proceeding has been instituted; or, to its knowledge, threatened, in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification (a “Material Adverse Effect”).

3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement or the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which it is party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Upon delivery to the Investors, this Agreement and the other Transaction Documents to which the Company is a party will have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company or the Parent enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Capitalization. The authorized securities of the Company currently consist of 75,000,000 common shares (“Shares”); the number of Shares issued and outstanding has been disclosed to the Investor. All outstanding Shares have been duly authorized, validly issued, and are fully paid and non assessable. All outstanding Shares are owned by Manhattan Scientifics, Inc. Manhattan Scientifics represents and warrants to each Investor that Manhattan Scientifics, Inc. is the sole owner of Shares of the Company as of the date of closing.

4

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

3.3.1 Except as disclosed to the Investors, there are no outstanding options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Company to issue any additional Shares.

3.3.2 Except as disclosed to the Investors, there are no (i) outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (ii) financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under any law; (iv) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

3.4 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is party does not, and the performance by the Company of its obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not, conflict with or result in a violation or breach of any term or provision of any contract, law, order, permit, statute, rule, or regulation applicable to the Company or any of its affiliates.

3.5 Issuance of the Notes. The Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid, and nonassessable.

3.6 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Investors as contemplated hereby.

3.7 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Investors.

3.8 Consents. No consent or approval of any person, regulatory authority, governmental organization, or third party, and no approval, order, license, permit, franchise, declaration, or filing of any nature (with the exception of required Regulation D and “blue sky” filings with the appropriate federal and state securities agencies), is required as a result of or in connection with the execution, delivery, and performance of the obligations of the Company or the Parent under this Agreement or any other Transaction Document.

3.9 Real Property. Real property and facilities held under lease by the Company are held under valid and subsisting leases of which the Company is in compliance.

3.10 Litigation. Except as disclosed to the Investors, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity in any court or before any other governmental authority that if adversely determined (a) would (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company or the Parent of this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

3.11 Patents and Trademarks; Assets. The Company owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct the Company’s business as now conducted or as proposed to be conducted. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights. The Company has good and valid title to, or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets necessary to conduct the Company’s business as now conducted or as proposed to be conducted.

5

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

3.12 Financial Condition. As of the Closing Date, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs, projected capital requirements and capital availability thereof; (iii) the current cash flow of the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid, and (iv) the Company has not incurred indebtedness beyond its ability to pay such debts as they become due. For the avoidance of doubt, any reference to the Company in this Section 3.12 shall be deemed to also include Parent.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants to the Company as follows:

4.1 Due Authorization. The Investor has all requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Own Account. The Investor understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Note(s) as a principal for his own account and not with a view to or for distributing or reselling the Note(s) or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Note(s) in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note(s) in violation of the Securities Act or any applicable state securities law.

4.3 Investor Status. At the time the Investor was offered the Note(s), he was, and as of the date hereof he is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

4.4 Experience of the Investor. The Investor, either alone or together with his representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note(s), and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Note(s) and, at the present time, is able to afford a complete loss of such investment.

6

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

4.5 General Solicitation. The Investor is not purchasing the Note(s) as a result of any advertisement, article, notice, or other communication regarding the Note(s) published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6 Access to Documents and Information. The Investor has (i) received and reviewed all information that it considers necessary or appropriate for deciding whether to purchase the Notes; (ii) had an opportunity, with his professional advisor, if any, to ask questions and receive answers from the Company regarding this Agreement and regarding the business, financial condition, and other aspects of the Company, and all such questions have been answered to the Investor’s full satisfaction; and (iii) had the opportunity to obtain all information (to the extent that the Company possesses or can acquire such information without unreasonable effort or expense) that the Investor deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to the Investor.

4.7 Reliance on Information. The Investor has not relied on any information or representations with respect to the Company or the Note(s), other than as expressly set forth herein and in the other Transaction Documents. The Investor understands that no person has been authorized to give any information or to make any representations other than those expressly contained herein and in the other Transaction Documents. To the extent the Investor has determined it necessary to protect his interest in connection with the investment in the Note(s), the Investor has relied on his own analysis and investigation and that of his advisors in determining whether to invest in the Note(s).

4.8 Tax Advice. The Investor represents that he has consulted with his tax, investment, and legal advisors with respect to the federal, state, local, and foreign tax consequences arising from the purchase and ownership of the Note(s).

4.9 Government Approval. The Investor is aware and understands that no federal or state agency has made any recommendation or endorsement of the Note(s) as an investment, nor has any such governmental agency reviewed or passed upon the adequacy of information disclosed to the Investor.

4.10 No Registration. The Investor understands that the Note(s) have not been, and other than expressly set forth in the Transaction Documents, the Investor has no rights to require that the Note(s) be registered or qualified under the Securities Act; that there is not now any public market for the Note(s) and none is anticipated; that the Note(s) will not be readily accepted as collateral for a loan; and that it may be extremely difficult to sell the Note(s) in the event of a financial emergency. As a consequence, the Investor understands that he must bear the economic risks of the investment in the Note(s) for an indefinite period of time.

5. ADDITIONAL INVESTOR RIGHTS (reserved)

6. GENERAL PROVISIONS

6.1 Amendment. No provision of this Agreement may be modified, supplemented, or amended except in a written instrument signed by each of the Investors and the Company.

6.2 Further Assurances. The Parties hereto will, upon reasonable request, execute, and deliver all such further assignments, endorsements, agreements, and documents, and take such other action as may be necessary in order to consummate or evidence the transactions contemplated hereby.

7

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

6.3 Notice. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next business day delivery (effective the next business day), or (iv) sent by facsimile followed by confirmation, addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 6.3):

(a) If to the Company:
Imagion Biosystems, Inc
800 Bradbury SE, Suite 213
Albuquerque, NM 87106
Attn.: President

(b) If to the Investor, to the address of the Investor as set forth on the Investor Signature Page.

6.4 Successors and Assigns. This Agreement shall be binding upon, enforceable against, and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors, and assigns, and nothing herein is intended to confer any right, remedy, or benefit upon any other person. This Agreement may not be assigned by the Investors or the Company hereto except with the prior written consent of the other Party.

6.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.6 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal, or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid, and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

8

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

6.7 Counterparts. This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. This Agreement may be transmitted by facsimile or otherwise.

6.8 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

6.9 Construction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (ii) the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iii) all references herein to Sections, clauses, and Exhibits shall be construed to refer to Sections and clauses of, and Exhibits to, this Agreement.

6.10 Fees and Expenses. Each Party shall be responsible for its own expenses in connection with the execution of this Agreement.

[Signature Pages Follow]

9

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

IMAGION BIOSYSTEMS, INC., a Nevada corporation

By:
Name:
Title:

MANHATTAN SCIENTIFICS, INC., a Delaware corporation

By:
Name:
Title:

10

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

EXHIBIT A

INVESTOR SIGNATURE PAGE

The undersigned Investor has read the Note Purchase Agreement dated as of ____________ and acknowledges that execution of this Investor Signature Page shall constitute the undersigned’s execution of such agreement.

I hereby subscribe for an aggregate of $________ in principal amount of the Note.

I am a resident of the State of _______________________________________________.

______________________________________________________________________

Please print above the exact name(s) in which the Note is to be held

My address is:              __________________________

__________________________

I acknowledge that the offering of the Note is subject to the Federal securities laws of the United States and state securities laws of those states in which the Note is offered, and that, pursuant to the United States Federal securities laws and state securities laws, the Notes may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category. All information in response to this paragraph will be kept strictly confidential. I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE: You must initial at least ONE category.

Individual Investor:

(An Investor who is an individual may initial either Category I, II, or III)

Category I	_____I am a director or executive officer of the Company.

Category II

_____I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, excluding the value of my personal residence, presently exceeds $1,000,000.

Explanation. In calculation of net worth, you may include equity in personal property and real estate (excluding your principal residence), cash, short term investments, stocks, and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III

_____I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 during the most recent two calendar years, or joint income with my spouse in excess of $300,000 during the most recent two calendar years, and I have a reasonable expectation of reaching the same income level in 2013.

11

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

Entity Investors:

(An Investor which is a corporation, limited liability company, partnership, trust, or other entity mayinitial either Category IV, V, VI or VII)

Category IV

The Investor is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D. If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

______________________________________________________________

(describe entity)

Category V

_____The Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Note being offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI

_____The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Note being offered, with total assets in excess of $5,000,000.

_____________________________________________________________

(describe entity)

Category VII	_____The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

______________________________________________________________

(describe entity)

Executed _______________, 2016 at ________________, ________________.

INDIVIDUAL

_____________________________

Signature (Individual)

_____________________________

(Print Name)

Residence Address:

_____________________________

Mailing Address:

____________________________

____________________________

Tax Identification No.: ___________

Telephone No.: ________________

Facsimile No.: _________________

E-Mail Address:

____________________________

12

Imagion Biosystems, Inc. NOTE PURCHASE AGREEMENT

EXHIBIT B

FORM OF PROMISSORY NOTE

13